Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES STOCKHOLDER APPROVAL AND

CLOSING OF ACQUISITION OF REMINGTON’S

PROJECT MANAGEMENT BUSINESS

DALLAS, August 8, 2018 - Ashford Inc. (NYSE American: AINC) (the “Company”) today announced it has completed its previously announced acquisition of Remington Holdings, L.P.’s (“Remington”) Project Management business. The transaction represents a significant milestone in Ashford’s strategy, adding scale, diversification and an enhanced competitive position in the hospitality industry by expanding the breadth of services the Company offers to its advised REITs and other hospitality companies.  Also, the income from the Project Management business is a crucial component of the Company’s recently announced Enhanced Return Funding Program (“ERFP”) with Ashford Hospitality Trust (NYSE: AHT) (“Ashford Trust”) and the ERFP was contingent upon the closing of the Project Management transaction.

Ashford also announced the final results of the Special Meeting of Stockholders held August 7, 2018, during which Ashford stockholders overwhelmingly approved the proposal in connection with the transaction.  Holders of over 87% of Ashford shares present and voting at the meeting, representing over 78% of outstanding shares, voted in favor of the proposal, and a majority of shares, excluding shares owned by Ashford Trust, Braemar Hotels & Resorts (NYSE: BHR) (“Braemar”), and insiders and related parties, present and voting at the meeting voted in favor of the proposal.

“We are excited to complete the strategic acquisition of Remington’s project management business,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “With deep industry experience and long-term contracts in place, this transaction is a compelling opportunity for Ashford to rapidly build our operating scale as well as increase the breadth of services provided to our advised REITs and other hospitality companies.  We are also extremely pleased that Ashford shareholders recognized the strategic and financial merits of the transaction and I’m confident the acquisition will increase our earnings potential and create significant long-term shareholder value.  The closing of this transaction is a crucial piece of our ERFP Program, which we believe will give Ashford Trust a significant competitive advantage when bidding on hotel acquisitions and should ultimately result in growth in assets under management and attractive returns to our shareholders.”

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “can,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse litigation or regulatory developments; our success in implementing our business development plans of integrating the Company’s and Remington’s Project Management business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.